                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. [_])
                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [_]
                           Check the appropriate box:
                         [ ] Preliminary Proxy Statement
                        [_] CONFIDENTIAL, FOR USE OF THE
                        COMMISSION ONLY (AS PERMITTED BY
                                RULE 14A-6(e)(2))
                         [X] Definitive Proxy Statement
                       [_] Definitive Additional Materials
               [_] Soliciting Material Pursuant to (S) 240.14a-12
                       UNIVERSAL AMERICAN FINANCIAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

                              Payment of Filing Fee
(Check the appropriate box):

[X]   No fee required.

[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------
      (5)   Total fee paid:

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[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

            --------------------------------------------------------------------
      (2)   Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------
      (3)   Filing Party:

            --------------------------------------------------------------------
      (4)   Date Filed:

            --------------------------------------------------------------------

                       UNIVERSAL AMERICAN FINANCIAL CORP.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 26, 2004

TO THE SHAREHOLDERS OF
UNIVERSAL AMERICAN FINANCIAL CORP.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of UNIVERSAL AMERICAN FINANCIAL CORP. will be held at the Penn Club, 30 West 44th Street, New York, New York 10036, at 9:30 a.m. (local time) on Wednesday, May 26, 2004, or at any adjournment thereof (the "Annual Meeting"), for the following purposes:

      1. To approve a proposal to amend our certificate of incorporation to increase the authorized shares of common stock.

      2. To approve a proposal to increase the number of shares issuable under our Universal American Financial Corp. 1998 Incentive Compensation Plan.

      3. To elect nine directors to hold office until the next annual election of directors or until their successors are elected and qualified.

      4. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

      All shareholders are invited to attend the Annual Meeting. Only shareholders of record at the close of business on April 5, 2004 will be entitled to vote at the Annual Meeting. A list of these shareholders will be available at the Company's headquarters, 6 International Drive Rye Brook, New York 10573-1068 before the Annual Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS SOON AS POSSIBLE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY.

                                         By order of the Board of Directors,

                                         /s/  Joan M. Ferrarone

                                         JOAN M. FERRARONE
                                         Secretary

Dated:   May 10, 2004
         Rye Brook, New York

                       -----------------------------------

    This proxy statement and the accompanying proxy card are being mailed to
               Company shareholders beginning about May 10, 2004.

                       UNIVERSAL AMERICAN FINANCIAL CORP.
                              6 INTERNATIONAL DRIVE
                         RYE BROOK, NEW YORK 10573-1068

                               ------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 26, 2004

                               ------------------
GENERAL INFORMATION

      This proxy statement is furnished to the shareholders of Universal American Financial Corp., a New York corporation (the "Company"), in connection with the solicitation of proxies for use at the Company's Annual Meeting of Shareholders, or at any and all adjournments of such meeting (the "Annual Meeting")

      The Annual Meeting of Shareholders will be held at the Penn Club, 30 West 44th Street, New York, New York 10036, at 9:30 a.m. (local time) on Wednesday, May 26, 2004.

      This proxy statement and the accompanying form of proxy are first being sent on or about May 10, 2004 to shareholders of record at the close of business on April 5, 2004.

VOTING RIGHTS AND SOLICITATION

      Only shareholders of record at the close of business on April 5, 2004, are entitled to notice of, and to vote at the 2004 Annual Meeting. On that day, there were issued and outstanding 54,207,096 shares of Common Stock (after deducting an aggregate of 212,000 shares held in treasury). Each share has one vote.

      Election of Directors.

      Under New York law, the affirmative vote of the holders of a plurality of the shares of common stock voted at the meeting is required to elect each director. Consequently, only shares that are voted in favor of a particular nominee will be counted toward the nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withholds authority to vote for the nominee, including broker non-votes, will not be counted toward the nominee's achievement of a plurality.

      Approval of Amendment to Certificate of Incorporation.

      Approval of the amendment to our certificate of incorporation requires the affirmative vote of the holders of a majority of the outstanding common shares. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote.

      Approval of an Increase of the Number of Shares Issuable Under Our Universal American Financial Corp. 1998 Incentive Compensation Plan (the "1998 ICP").

      Approval of an increase of the number of shares issuable under the 1998 ICP requires the affirmative vote of the holders of a majority of the outstanding common shares. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote.

      The cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by us. We do not intend to solicit proxies other than by use of the mail, but certain of our officers and regular employees, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

VOTING BY PROXY

      When voting for the election of director nominees, you may (a) vote for all director nominees as a group, (b) vote for all of the director nominees as a group, except those nominees whose names you specify, or (c) withhold your vote for all director nominees as a group. When voting for any other item to be voted on at the Annual Meeting, you may vote FOR or AGAINST the item or you may ABSTAIN from voting. All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in the proxies. If nothing is specified, the proxies will be voted FOR each of the proposals.

      You may revoke your proxy at any time before it is exercised:

      - by giving written notice of revocation to the Secretary of the Company,

      -     by submitting a subsequently dated and properly completed proxy, or

      - by attending the Annual Meeting and revoking your proxy. Your attendance at the Annual Meeting will not by itself revoke you proxy.

VOTING SHARES HELD IN COMPANY STOCK PLANS

      Shares of our common stock held by Company employees who participate in the Universal American Financial Corp. 401(k) Savings Plan (the "401(k) Savings Plan") are held of record and are voted by the trustees of the 401(k) Savings Plan. Participants in the 401(k) Savings Plan may instruct plan trustees as how to vote shares allocated to their accounts by voting by proxy. The trustees of the 401(k) Savings Plan will vote shares as to which they have not received direction in accordance with the terms of the 401(k) Savings Plan.

SHAREHOLDERS' PROPOSALS FOR 2005 ANNUAL MEETING

      Any shareholder proposals, including director nominations that are intended to be considered for inclusion in the proxy statement for the 2005 annual meeting of shareholders, must be received by the Company no later than the close of business on December 15, 2004. Any proposal received after that date will not be included in the Company's proxy materials for 2005. In addition, all proposals for inclusion in the 2005 proxy statement must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

      In accordance with our bylaws, no proposal may be presented at the 2005 annual meeting of shareholders unless the Company receives advance notice of the proposal by February 15, 2005. Proposals should be sent to the Secretary of the Company, Six International Drive, Rye Brook, New York, 10573. Nominations for director must be accompanied by written consent to being named in the proxy statement as a nominee and to serving as a director if elected. All proposals must comply with certain requirements set forth in the Company's bylaws, a copy of which may be obtained from the Secretary of the Company.

                     ITEMS TO BE ACTED UPON BY SHAREHOLDERS

                                   PROPOSAL 1

               PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION
                TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

      The Board of Directors of the Company (the "Board") has approved and recommends that the shareholders approve at the Annual Meeting a proposal to amend paragraph (a) of Article Fourth of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the number of authorized shares of common stock, par value $0.01 per share, from 80,000,000 shares to 100,000,000 shares. The Board believes that the proposed amendment to the Certificate of Incorporation shown below is in the best interests of the Company and its shareholders:

      "(a) The total number of shares which the Corporation is to be authorized to issue is 102,000,000, consisting of 100,000,000 shares of common stock of the par value of $.01 each, and 2,000,000 shares of Preferred Stock of the par value of $1.00 each."

      The Company is currently authorized to issue 82,000,000 shares of capital stock, divided into 80,000,000 shares of common stock, $.01 par value per share, and 2,000,000 shares of preferred stock, $1.00 par value per share. As of April 5, 2004, 54,207,096 shares of Common Stock were outstanding, after deducting an aggregate of 212,000 shares held by the Company in treasury. Approximately 5.5 million shares of our common stock were reserved for issuance upon exercise of outstanding options under the Company's stock options plans. As of April 5, 2004, there were no shares of our preferred stock issued or outstanding.

REASONS FOR THE PROPOSAL

      The Board has concluded that increasing the number of authorized shares of common stock will give the Company the ability to react quickly to future growth opportunities for the Company. Although the Board has no specific plans or commitments for the issuance of any of the additional shares that would be authorized by the amendment, the Board believes that the increase in the number of authorized shares will provide flexibility for actions the Company might wish to take, such as paying for acquisitions with stock of the Company, equity offerings to raise capital, distributing stock splits or stock dividends and granting new awards under employee benefit plans.

CERTAIN EFFECTS OF THE PROPOSAL

      If our shareholders approve the proposed amendment, the Board may issue such shares without further shareholder action except as required by law, regulation, or applicable NASDAQ Stock Market requirements. The additional shares, when issued, will have the same voting and other rights as the Company's presently authorized common stock. The holders of common stock do not have preemptive rights to subscribe for additional shares of common stock.

      Furthermore, in certain instances, the issuance of additional shares of common stock may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of the Company's capital stock. It may also adversely affect the market price of the Company's common stock. However, if additional shares are issued in transactions whereby favorable business opportunities are provided and allow the Company to pursue its business plans, the market price of common stock may increase.

ANTI-TAKEOVER EFFECTS AND OTHER PROVISIONS

      Although the Board has no present intention of issuing any additional shares of common stock as an anti-takeover step, the issuance of additional common shares could be used to create impediments to or otherwise discourage persons attempting to gain control of the Company. For example, the issuance of additional shares could be used in a manner that would dilute the voting power of shares then outstanding. Shares of common stock could also be issued to persons or entities that would support the Board in opposing a takeover bid which the Board determines to be not in the best interests of the Company, its shareholders, and its employees.

EFFECTIVE DATE

      If approved by our shareholders, the amendment to our Certificate of Incorporation would become effective upon the filing with the Secretary of State of New York of a certificate of amendment, which filing is expected to take place shortly after the shareholders approve the amendment.

VOTE REQUIRED

      The affirmative "FOR" vote by the holders of a majority of the outstanding common stock entitled to vote is required to approve this amendment to the Company's Certificate of Incorporation.

      THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THIS PROPOSAL.

                                   PROPOSAL 2

          PROPOSAL TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER OUR UNIVERSAL AMERICAN FINANCIAL CORP. 1998 INCENTIVE COMPENSATION PLAN

      The Board has approved and recommends that the shareholders approve at the Annual Meeting a proposal to amend the 1998 ICP to increase the number of shares of common stock authorized for issuance under the 1998 ICP by 2,500,000 shares.

      The Board believes that attracting and retaining key employees of the Company and its subsidiaries, as well as directors, agents and other persons who provide services to the Company and its subsidiaries is essential to the Company's growth and success. In addition, the Board believes that the long term success of the Company is enhanced by a competitive and comprehensive compensation program, which may include tailored types of incentives designed to motivate and reward such persons for outstanding service, including awards that link compensation to applicable measures of the Company's performance and the creation of shareholder value. Such awards will enable the Company to attract and retain key employees as well as directors, agents and other persons who provide services to the Company and enable such persons to acquire and/or increase their ownership in the Company and thereby align their interests with the interests of the Company's shareholders.

REASONS FOR THE PROPOSED AMENDMENT

      The primary reason for the proposed amendment to increase the number of shares of our common stock authorized for issuance under the 1998 ICP is to provide sufficient shares for continued issuance of grants under the 1998 ICP. As of March 31, 2004, a total of 7.3 million shares were eligible for grant under the 1998 ICP, of which 4.9 million shares were reserved for delivery under outstanding Awards (as defined below) under the 1998 ICP, 2.1 million shares had been issued pursuant to previous Awards and 0.3 million shares reserved for issuance under future Awards. On April 27, 2004, the closing price of the Company's common stock, as reported by NASDAQ, was $11.50 per share.

      The Board believes that the availability of an adequate number of shares under the 1998 ICP has been, and in the future, will continue to be, an important factor in attracting and retaining key employees, directors, agents and other persons who provide services to the Company.

DESCRIPTION OF THE 1998 ICP

      The following is a brief summary of the 1998 ICP, which is qualified in its entirety by reference to the full 1998 ICP. You can obtain a copy of the 1998 ICP by writing to the Secretary of the Company at our address set forth in the Notice appearing before this proxy statement. The 1998 ICP is also available on our website at http://www.uafc.com by reference to Exhibit A of the Proxy Statement dated April 28, 1998, which is accessed through SEC Filings under the Investor Relations section of our website.

TYPES OF AWARDS

      The 1998 ICP provides for grants of stock options, stock appreciation rights ("SARs"), restricted stock, deferred stock, other stock-related awards, and performance or annual incentive awards that may be settled in cash, stock, or other property (collectively, "Awards").

      The 1998 ICP superseded the Universal Holding Corp. Incentive Stock Option Plan, the Universal American Financial Corp. Stock Option Plan For Directors, and the Non-Qualified Stock Option Plan for Agents and Others (the "Pre-existing Plans"), although previously granted awards will remain outstanding in accordance with their terms and the terms of the Pre-existing Plans.

      The following is a summary of the current sub-plans for which Awards are currently granted under the 1998 ICP:

      Awards to Employees:

      GRANTS OF RESTRICTED STOCK - This sub-plan provides for a grant of restricted stock to employees, which vests over time based upon continued service with the Company.

      ANNUAL BONUS OPTION GRANTS - This sub-plan provides for a grant of options to management as part of the Company's annual bonus program. These options are issued with a strike price equal to the fair market value at the date of grant and vest based on the terms of the annual bonus program, as approved by the Compensation Committee of the Board each year.

      NEW HIRE OPTION GRANTS - This sub-plan provides for a grant of options to new employees. These options are issued with strike price equal to fair market value at the date of grant. The vesting period for these options is determined at the discretion of management, but generally takes place over no less than 3 years.

      Awards to Non-Employee Directors:

      ANNUAL OPTION AWARD - This sub-plan provides for a grant of options to non-employee directors of the Company and its subsidiaries. These options are issued with a strike price equal to fair market value at the date of grant and vest over three years.

      Awards to Agents:

      ANNUAL BROKERAGE AGENT OPTION AWARD - This sub-plan provides for a grant of options to brokerage agents based on production. These options are issued with a strike price equal to 125% of fair market value at the date of grant and vest one-third upon issuance, two-thirds after one year and 100% after two years.

      ANNUAL CAREER MANAGER OPTION AWARD - This sub-plan provides for a grant of options to regional managers of Pennsylvania Life Insurance Company and PennCorp Life Insurance Company based on production. These options are issued with a strike price equal to 110% or 125% of fair market value at the date of grant and vest one third upon issuance, two thirds after one year and 100% after two years.

      ANNUAL CAREER AGENT RESTRICTED STOCK AWARD - This sub-plan provides for a grant of stock to agents of Pennsylvania Life Insurance Company and PennCorp Life Insurance Company based on production. This award vests 100% on the second anniversary of the award date and shares are held by the Company until vested.

      AGENT STOCK PURCHASE PLAN - Pursuant to this sub-plan, qualifying agents may purchase shares of our common stock, at a price equal to fair market value on the date of purchase.

      AGENT DEFERRED COMPENSATION PLAN - Pursuant to this sub-plan, qualifying agents may elect to defer receipt of commissions. Under the terms of the sub-plan, agent deferrals receive a Company matching contribution of 25% of the amount deferred, subject to certain limits. Agent deferrals and Company matching contributions are then used to purchase shares of our common stock at a price equal to fair market value on the date of purchase.

      REGIONAL GENERAL AGENTS EQUITY PARTICIPATION PLAN - Pursuant to this sub-plan, qualifying agents can earn bonuses which, at their election, can be used to purchase shares of our common stock at a price equal to fair market value on the date of purchase. There is no vesting on the shares acquired through bonus deferrals until the fifth anniversary of the award, at which point they become 100% vested.

      The above summary of sub-plans is not intended to be an all inclusive listing of the use of equity based compensation for employees, directors, agents and other persons who provide services to the Company. The above sub-plans may be modified or cancelled at the discretion of management and the Board, in accordance with their terms. In addition, individual awards and/or new sub-plans may be added at the discretion of management and the Board, subject to the overall limits of the 1998 ICP as amended, to provide appropriate incentives for those eligible individuals.

SHARES SUBJECT TO THE 1998 ICP

      Currently, under the 1998 ICP, the total number of shares of the Company's common stock reserved and available for delivery in connection with Awards is:
(i) 1.5 million, plus (ii) the number of shares of common stock subject to awards under the Preexisting Plans that become available (generally due to cancellation or forfeiture) after the effective date of the 1998 ICP, plus (iii) 13% of the number of shares of common stock issued or delivered by the Company during the term of the 1998 ICP (excluding any issuance or delivery in connection with Awards, or any other compensation or benefit plan of the Company); provided, however, that the total number of shares of our common stock with respect to which incentive stock options ("ISOs") may be granted shall not exceed 1.5 million. All shares of our common stock delivered in connection with Awards under the 1998 ICP consist of authorized and unissued shares or treasury shares. As of March 31, 2004, a total of 7.3 million shares were eligible for grant under the current 1998 ICP. If the proposal is approved, the Company will be able to award an additional 2.5 million shares, for a total of 9.8 million shares under the 1998 ICP, as amended.

ADMINISTRATION

      Subject to the terms and conditions of the 1998 ICP and the approval of the Board, the Compensation Committee administers the 1998 ICP and is authorized to:

      -     Select Award recipients,

      -     Determine the type and number of Awards to be granted,

      - Determine the number of shares of our common stock to which Awards will relate,

      - Specify times at which Awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof),

      -     Set other terms and conditions of such Awards,

      -     Prescribe forms of Award agreements,

      -     Interpret and specify rules and regulations relating to the 1998
            ICP, and

      - Make all other determinations that may be necessary or advisable for the administration of the 1998 ICP.

      The 1998 ICP provides that Compensation Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 1998 ICP.

ANNUAL PER-PERSON LIMITATIONS

      The 1998 ICP imposes individual limitations on the amount of certain Awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Under these limitations, during any fiscal year the number of options, SARs, shares of restricted stock, shares of deferred stock, shares of common stock issued as a bonus or in lieu of other obligations, and other stock-based Awards granted to any one participant may not exceed one million shares for each type of such Award, subject to adjustment in certain circumstances. The maximum cash amount that may be earned as a final annual incentive award or other annual cash Award in respect of any fiscal year by any one participant is $5 million, and the maximum cash amount that may be earned as a final performance award or other cash Award in respect of a performance period other than an annual period by any one participant on an annualized basis is $5 million.

      The Compensation Committee is authorized to adjust the number and kind of shares available for Awards under the 1998 ICP, subject to the aggregate share limitations and annual limitations and subject to outstanding Awards (including adjustments to exercise prices, number of shares subject to options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, shares, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, share repurchase, or share exchange, or other similar corporate transaction or event affects the common stock so that an adjustment is appropriate. The Compensation Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events, for compliance with changes in applicable laws or regulations, or accounting principles.

ELIGIBILITY

      Executive officers, directors, and other officers and employees of the Company or any of its subsidiaries, as well as other persons who provide services to the Company or any of its subsidiaries, are eligible to be granted Awards under the 1998 ICP. The number of individuals eligible for participation in future Awards is summarized as follows:

                                             Eligible
                                               for          Estimated       Estimated
Group                                         Future         Value of         Number
                                             Awards *        Awards *       Of Units *
                                            ----------      ----------      ----------
Executive Officers:
  Richard A. Barasch                                 1      $  150,000          14,500
  Gary W. Bryant                                     1         150,000          14,500
  Robert A. Waegelein                                1         150,000          14,500
  Jason J. Israel                                    1         150,000          14,500
  William E. Wehner                                  1         100,000           9,500
                                            ----------      ----------      ----------
Executive Officers as a Group                        5         800,000          67,500
Other Employees                                    100       1,000,000         390,000
Directors                                            8         225,000          36,000
Insurance Company Subsidiary Directors               8          75,000          12,000
Agents and other non-employees                     200         550,000         212,000
                                            ----------      ----------      ----------
  Total                                            321      $2,650,000         717,500
                                            ==========      ==========      ==========

      * Amounts estimated based upon participation in prior Awards.

      The Compensation Committee will recommend and the Board will determine the number and type of Awards pursuant to the terms of the 1998 ICP, subject to the limitations therein.

STOCK OPTIONS AND SARS

      The Compensation Committee is authorized to grant stock options, including ISOs, which can result in potentially favorable tax treatment to the participant, non-qualified stock options (i.e., stock options not qualifying as ISOs), and SARs entitling the participant to receive the excess of the fair market value of a share of common stock on the date of exercise over the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR is determined by the Compensation Committee, but must not be less than the fair market value of a share of common stock on the date of grant (except to the extent of in-the-money Awards or cash obligations surrendered by the participant at the time of grant). The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally is fixed by the Compensation Committee, except no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, common stock, outstanding Awards, or other property (possibly including notes or obligations to make payment on a deferred basis) having a fair market value equal to the exercise price, as the Compensation Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Compensation Committee.

RESTRICTED AND DEFERRED STOCK

      The Compensation Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment and/or failure to meet certain performance requirements prior to the end of a restricted period specified by the Compensation Committee. A participant granted restricted stock generally has all of the rights of a shareholder of the Company, including the right to vote the shares and to receive dividends thereon, unless otherwise determined by the Compensation Committee. An Award of deferred stock confers upon a participant the right to receive shares at the end of a specified deferral period, subject to possible forfeiture of the Award in the event of certain terminations of employment and/or failure to meet certain performance requirements prior to the end of a specified restricted period (which restricted period need not extend for the entire duration of the deferral period). Prior to settlement, an Award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

DIVIDEND EQUIVALENTS

      The Compensation Committee is authorized to grant dividend equivalents conferring on the participant the right to receive, currently or on a deferred basis, cash, shares, other Awards, or other property equal in value to dividends paid on a specific number of shares or other periodic payments. Dividend equivalents may be granted on a free-standing basis or in connection with another Award, may be paid currently or on a deferred basis, and, if deferred, may be deemed to have been reinvested in additional shares, Awards, or other investment vehicles specified by the Compensation Committee.

BONUS STOCK AND AWARDS IN LIEU OF CASH OBLIGATIONS

      The Compensation Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of obligations to pay cash under other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify.

OTHER STOCK-BASED AWARDS

      The 1998 ICP authorizes the Compensation Committee to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. Such Awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of our common stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Compensation Committee, and Awards valued by reference to the book value of shares of common stock or the value of securities of or the performance of specified subsidiaries. The Compensation Committee determines the terms and conditions of such Awards, including consideration to be paid to exercise Awards in the nature of purchase rights, the period during which Awards will be outstanding, and forfeiture conditions and restrictions on Awards.

PERFORMANCE AWARDS, INCLUDING ANNUAL INCENTIVE AWARDS

      The right of a participant to exercise or receive a grant or settlement of an Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Compensation Committee. In addition, the 1998 ICP authorizes specific annual incentive Awards, which represent a conditional right to receive cash, shares or other Awards upon achievement of pre-established performance goals during a specified one-year period. Performance Awards and annual incentive Awards granted to persons the Compensation Committee expects will, for the year in which a deduction arises, be among the Chief Executive Officer and four other most highly compensated executive officers of the Company, will, if so intended by the Compensation Committee, be subject to provisions intended to qualify such Awards as

"performance-based compensation" not subject to the limitation on tax deductibility by the Company under Code Section 162(m).

      The performance goals to be achieved as a condition of payment or settlement of a performance Award or annual incentive Award will consist of (i) one or more business criteria and (ii) a targeted level or levels of performance with respect to each such business criteria. In the case of performance Awards intended to meet the requirements of Code Section 162(m), the business criteria used must be one of those specified in the 1998 ICP, although for other performance awards the Compensation Committee may specify any other criteria. The business criteria specified in the 1998 ICP are: (1) earnings per share; (2) revenues; increase in revenues; the excess of all or a portion of revenues over operating expenses (which may exclude expenses determined by the Compensation Committee at the time performance goals are established); (3) cash flow; (4) cash flow return on investment; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation, amortization and/or incentive compensation; pretax operating earnings; operating earnings (with or without investment gains or losses); (9) total shareholder return; (10) reduction in costs; (11) increase in the fair market value of common stock; and (12) any of the above goals as compared to the performance of a published or special index selected by the Compensation Committee, which may, but need not, select the Standard & Poor's 500 Stock Index or a group of comparator companies.

      In granting annual incentive or performance Awards, the Compensation Committee may establish unfunded Award "pools," the amounts of which will be based upon the achievement of a performance goal or goals using one or more of the business criteria described in the preceding paragraph. During the first 90 days of a fiscal year or performance period, the Compensation Committee will determine who will potentially receive annual incentive or performance Awards for that fiscal year or performance period, either out of the pool or otherwise. After the end of each fiscal year or performance period, the Compensation Committee will determine the amount, if any, of the pool, the maximum amount of potential annual incentive or performance Awards payable to each participant in the pool, and the amount of any potential annual incentive or performance Award otherwise payable to a participant. The Compensation Committee may, in its discretion, determine that the amount payable as a final annual incentive or performance Award will be increased or reduced from the amount of any potential Award, but may not exercise discretion to increase any such amount intended to qualify under Code Section 162(m).

      Subject to the requirements of the 1998 ICP, the Compensation Committee will determine other performance Award and annual incentive Award terms, including the required levels of performance with respect to the business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions, and the form of settlement.

NON-EMPLOYEE DIRECTOR OPTIONS

      Unless otherwise determined by the Board, each non-employee director will be granted an option to purchase 4,500 shares of our common stock upon his or her initial election to the Board and at each annual meeting of shareholders occurring three months or more thereafter at which he or she qualifies as a non-employee director. Unless otherwise determined by the Board, such options will have an exercise price equal to 100% of the fair market value per share on the date of grant and will become exercisable in three equal installments after each of the first, second and third anniversaries of the date of grant, based on continued service as a director. Any such initial or annual options granted to non-employee directors expire at the earlier of 10 years after the date of the grant or 3 months after the date the participant ceases to serve as a director of the Company for any reason.

OTHER TERMS OF AWARDS

      Awards may be settled in the form of cash, common stock, other Awards, or other property, in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Compensation Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The Compensation Committee is authorized to place cash, shares, or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the 1998 ICP. The Compensation Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares or other property to be distributed will be withheld (or previously acquired shares or other property surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 1998 ICP generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Compensation Committee may, in its discretion, permit transfers for estate planning or other purposes.

      Awards under the 1998 ICP are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Compensation Committee may, however, grant Awards in exchange for other Awards under the 1998 ICP, awards under other plans of the Company, or other rights to payment from the Company, and may grant Awards in addition to and in tandem with such other Awards, awards, or rights as well.

ACCELERATION OF VESTING

      The Compensation Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and vesting shall occur automatically in the case of a "change in control" of the Company except to the extent otherwise determined by the Compensation Committee at the date of grant or thereafter. In addition, the Compensation Committee may provide that the performance goals relating to any performance-based Award will be deemed to have been met upon the occurrence of any change in control. Upon the occurrence of a change in control, except to the extent otherwise determined by the Compensation Committee at the date of grant or thereafter, the holder of the options may elect to receive cash in lieu of shares based on a defined "change in control price," which will be the higher of
(i) the cash and fair market value of property that is the highest price per share of common stock paid (including extraordinary dividends) in any change in control transaction or in any liquidation of shares of common stock following a sale of substantially all of the assets of the Company, or (ii) the highest fair market value per share of common stock (generally based on market prices) at any time during the 60 days before and 60 days after a change in control. "Change in control" is defined in the 1998 ICP to include a variety of events, including significant changes in the stock ownership of the Company or a significant subsidiary, changes in the Board, certain mergers and consolidations of the Company or a significant subsidiary, and the sale or disposition of all or substantially all the consolidated assets of the Company.

AMENDMENT AND TERMINATION OF THE 1998 ICP

      The Board may amend, alter, suspend, discontinue, or terminate the 1998 ICP or the Compensation Committee's authority to grant Awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if required by law or regulation or under the rules of any stock exchange or automated quotation system on which the shares are then listed or quoted. For example, shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Thus, shareholder approval will not necessarily be required for amendments that might increase the cost of the 1998 ICP or broaden eligibility. Unless earlier terminated by the Board, the 1998 ICP will terminate at such time as no shares remain available for issuance under the 1998 ICP and the Company has no further rights or obligations with respect to outstanding Awards under the 1998 ICP.

FEDERAL INCOME TAX IMPLICATIONS OF THE 1998 ICP

      Due to the complexity of the applicable provisions of the Code, this summary sets forth only general tax principles affecting Awards which may be granted under the 1998 ICP. The general tax principles discussed below are subject to changes that may be brought about by future legislation or by regulations and administrative rulings, which may be applied on a retroactive basis. Special rules may apply to recipients of Awards stock who are subject to
Section 16(b) of the Securities Exchange Act of 1934, as amended.

      Stock Appreciation Rights

      The tax consequences of the grant of an SAR are generally as follows: (i) at the time an SAR is granted, a participant will not recognize any taxable income; (ii) at the time of exercise of an SAR, the participant will recognize ordinary income equal to the cash or the fair market value of the shares of common stock received at that time. Subject to the rules concerning deductibility of compensation, the Company will be allowed an income tax deduction equal to the amount that the holder of an SAR recognizes as ordinary income upon the exercise of an SAR.

      Stock Options - Incentive Stock Options

      Under currently applicable provisions of the Code, as a general rule: (i) at the time an ISO is granted, the participant will not recognize any taxable income, and (ii) at the time of exercise of the ISO, no taxable income will be realized by the participant.

      If common stock received upon exercise of an ISO is sold or otherwise disposed of more than two years from the date the ISO was granted and more than one year after the shares of common stock were received upon exercise of the ISO, then: (i) the difference between the option exercise price paid and the sale price paid to the participants for the shares will result in long-term capital gain or loss to the participant, and (b) no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the ISO. Different rules apply to participants who are subject to the alternative minimum tax. For example, the amount by which the fair market value of the stock acquired by exercising an ISO exceeds the exercise price is considered a "preference" and included in the calculation of alternative minimum tax.

      If common stock received upon exercise of an ISO is sold or otherwise disposed of before the holding period described above is satisfied (called a "disqualifying disposition"), then the participant will recognize ordinary income at the time of the sale or other disposition in an amount equal to the lesser of: (a) the difference between the option exercise price and the fair market value of the shares at the time the option was exercised, and (b) the difference between the option exercise price and the amount realized upon the sale or other disposition of the shares. In addition, the participant will recognize short-term or long-term capital gain, depending upon whether the holding period for the shares is more or less than one year, to the extent of any excess of the amount realized upon the sale or other disposition of the shares over the fair market value of the shares upon exercise of the option. In the event of a disqualifying disposition, we will be allowed a tax deduction equal to the amount of the ordinary income recognized by the participant, subject to satisfying the rules concerning deductibility of compensation.

      Stock Options - Non-Incentive Stock Options

      Some options granted under the 1998 ICP are not intended to qualify as ISOs. Under currently applicable law, as a general rule: (i) at the time a non-ISO is granted, the participant will not recognize any taxable income; and
(ii) upon the exercise of the option, the participant will recognize ordinary income in the amount by which the fair market value of the common stock at the time of exercise exceeds the option exercise price. When a participant sells shares acquired by the exercise of a non-ISO, the difference between the amount received and the adjusted tax basis of the shares will be gain or loss. Such gain will be long-term or short-term capital gain, depending upon whether the holding period for such shares is more or less than one year.

      The Company will generally be allowed an income tax deduction equal to the amount that the participant recognizes ordinary income upon exercise of a non-ISO, subject to satisfying the rules concerning deductibility of compensation. The Company is not entitled to a deduction on amounts taxed as income to the participant upon a sale or other disposition of shares of common stock received upon exercise of a non-ISO.

      Other Awards

      With respect to Awards granted under the 1998 ICP that result in the payment or issuance of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. Thus, deferral of the time of payment or issuance will generally result in the deferral of the time the participant will be liable for income taxes with respect to such payment or issuance. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

      With respect to Awards involving the issuance of shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property becomes transferable or is not subject to a substantial risk of forfeiture, whichever occurs earlier. A participant may elect to be taxed at the time of receipt of restricted shares or other restricted property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property, the participant would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax. The participant must file such election with the Internal Revenue Service within 30 days of the receipt of the shares or other property. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

      Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to "excess parachute payments" within the meaning of Code Section 280G and, to such extent, will be non-deductible by the Company and subject to a 20% excise tax by the participant.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information relating to equity securities authorized for issuance under the Company's equity compensation plans as of December 31, 2003:

                                        NUMBER OF              WEIGHTED-AVERAGE        NUMBER OF SECURITIES
                                      SECURITIES TO                EXERCISE             REMAINING AVAILABLE
                                      BE ISSUED UPON               PRICE OF            FOR FUTURE ISSUANCE
                                       EXERCISE OF               OUTSTANDING               UNDER EQUITY
                                       OUTSTANDING                 OPTIONS,             COMPENSATION PLANS
                                    OPTIONS, WARRANTS              WARRANTS            (EXCLUDING SECURITIES
        PLAN CATEGORY                   AND RIGHTS                AND RIGHTS          EFLECTED IN COLUMN (A))
------------------------------      -----------------          ----------------       -----------------------
                                           (a)                       (b)                       (c)
Equity compensation plans
  approved by security holders              5,458,305(1)       $           4.18                       357,586(2)
Equity compensation plans not
  approved by security holders                201,124(3)       $           3.98                             0(4)
                                    -----------------          ----------------       -----------------------
Total                                       5,659,429          $           4.17                       357,586
                                    =================          ================       =======================


(1) Consists of shares of our common stock to be issued upon the exercise of options granted pursuant to the 1998 ICP.

(2) Securities remaining available for issuance under the 1998 ICP. See above for a description of the 1998 ICP. Shares of our common stock may also be issued in connection with SARs, restricted stock and other Awards.

(3) Consists of shares of our common stock to be issued upon the exercise of options granted pursuant to the Career Agent Stock Plan and the Regional Equity Plan For Career Agency Managers filed on Form S-2.

(4) The Career Agent Stock Plan and the Regional Equity Plan For Career Agency Managers were terminated as of December 31, 2001.

      THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THIS PROPOSAL.

                                   PROPOSAL 3

                              ELECTION OF DIRECTORS

      Our Restated Certificate of Incorporation and our By-Laws provide for a board of directors of not less than three members, with the number of members to be as set by the Board. Each director is elected for a term of one year, ending at the next annual meeting of our shareholders, and until his or her successor is elected and qualifies, subject to earlier removal. The Board has fixed the number of directors at nine. All of our present directors are nominees for election by the holders of our common stock. The following table sets forth certain information concerning our nominees for election as directors:

                                          POSITION WITH THE COMPANY, PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND
NAME                               AGE    THE PAST FIVE-YEAR EMPLOYMENT HISTORY
---------------------------------  -----  -------------------------------------------------------------------------------
Richard A. Barasch (1)             50     Mr. Barasch has served as a Director since July 1988, as Chairman since
                                          December 1997, as President since April 1991 and as Chief Executive Officer since June 1995.  He is also Chairman of the Board of all of our subsidiaries and has held executive positions with our subsidiaries since their acquisition or organization.

Bradley E. Cooper (1)(2)(3)        37     Mr. Cooper has served as a Director since July 1999.  Mr. Cooper is a
                                          Senior Vice President, Director, Partner and co-founder of Capital Z, which owns 46.5% of our outstanding common stock.  Prior to joining Capital Z,
                                          Mr. Cooper served in similar roles at Insurance Partners, L.P. from 1994 to
                                          1998 and International Insurance Advisors, L.P. from 1990 to 1994.  Mr.
                                          Cooper currently serves on the board of directors of CERES Group, Inc. and
                                          PXRE Group, Ltd.

Mark M. Harmeling (3)(6)           51     Mr. Harmeling has served as a Director since July 1990. He has also served as Director of American Progressive from 1992 to 1999.  Mr. Harmeling is self employed in the real estate industry.  He was previously a Managing
                                          Director of TA Associates Realty, a pension fund advisory firm from 2001 to
                                          2003.  From 1997 to 2001, Mr. Harmeling was employed by AG Spanos
                                          Companies.  Mr. Harmeling is also a Director of Rochester Shoetree
                                          Corporation and Applied Extrusion Technologies, Inc.

Bertram Harnett (1)(2)             81     Mr. Harnett has served as a Director since 1996.  Mr. Harnett has been a practicing lawyer since 1948 and has been President of the law firm of
                                          Harnett Lesnick & Ripps P.A., Boca Raton, Florida and its predecessors since 1988.  He is the author of treatises on insurance law and is a retired Justice of the New York State Supreme Court.

Linda H. Lamel(3)(4)(5)            60     Ms. Lamel is an attorney and consultant in private practice.  She was CEO of Claims online, a technology company specializing in insurance claims processing, from 2000 to 2002.  From 1997 to 2000, Ms. Lamel was Executive
                                          Director of the Risk and Insurance Management Society, and from, 1988 to
                                          1996, was Vice-President of TIAA-CREF.

                                          POSITION WITH THE COMPANY, PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND
NAME                               AGE    THE PAST FIVE-YEAR EMPLOYMENT HISTORY
---------------------------------  -----  -------------------------------------------------------------------------------
Eric W. Leathers(a)              30     Mr. Leathers is a Principal of Capital Z, which owns 46.5% of our outstanding common stock.  Prior to joining Capital Z in August 1998, Mr.
                                        Leathers was an investment banker with Donaldson, Lufkin & Jenrette, where he specialized in mergers and acquisitions, corporate financings, and private equity transactions within the insurance industry.

Patrick J. McLaughlin            46     Mr. McLaughlin has served as a Director since January 1995.  Mr. McLaughlin
(1)(2)(4)(5)                            has been a Managing Director of Emerald Capital Group, Ltd., an asset management and consulting firm specializing in the insurance industry, since
                                        April 1993.

Robert A. Spass (1)(6)           48     Mr. Spass has served as a Director since July 1999.  Mr. Spass is the
                                        Chairman of the Board, a Partner and co-founder of Capital Z, which owns
                                        46.5% of our outstanding common stock.  Prior to founding Capital Z, Mr.
                                        Spass was the Managing Partner and co-founder of Insurance Partners, L.P.
                                        from 1994 to 1998.  Prior to the formation of Insurance Partners, L.P., Mr.
                                        Spass was President and CEO of International Insurance Advisors L.P. from
                                        1990 to 1994.  Mr. Spass serves on the board of directors of CERES Group,
                                        Inc., Endurance Holdings, Inc., Aames Financial Corp. and USI Holdings
                                        Corporation.

Robert F. Wright (4)(5)(6)       78     Mr. Wright has served as a Director since June 1998.  Mr. Wright has been
                                        President of Robert F. Wright Associates, Inc. since 1988.  Prior to that,
                                        Mr. Wright was a senior partner of the public accounting firm of Arthur
                                        Andersen LLP.  Mr. Wright is Director of Reliance Standard Life Insurance
                                        Company (and its affiliates), GVA Williams, The Navigators Group, Inc. and
                                        USI Holdings Corporation.

--------------------

(1)   Member of the Executive Committee.

(2)   Member of the Investment Committee.

(3)   Member of the Compensation Committee.

(4)   Member of the Audit Committee.

(5)   Member of the Transaction Committee.

(6)   Member of the Nominating and Governance Committee.

(a) Mr. Leathers was appointed to the Board on February 13, 2004, upon the recommendation of the Nominating and Governance Committee and approval by the remainder of the Board, to fill the seat previously held by Ms. Fleming, who resigned from the Board on the same date. Mr. Leathers was recommended, pursuant to the Shareholders' Agreement (see below), by Capital Z, a shareholder that beneficially owns 46.5% of our common stock.

SHAREHOLDERS' AGREEMENT

      The Company, Capital Z, Richard Barasch (the Chairman and Chief Executive Officer of the Company) and several other shareholders the Company entered into a shareholders' agreement on July 30, 1999 (the "Shareholders' Agreement"). The Shareholders' Agreement requires that all proposed sales/transfers by the other shareholders who are party to the Shareholders' Agreement must first be offered to Richard Barasch and Capital Z, including its affiliates. However, pledges and some other transfers by any party to the Shareholders' Agreement of less than 1% of Universal American's outstanding common stock at any one time, or 2.5% when aggregated with the other transfers by the shareholder and his, her or its permitted transferees of Universal American's outstanding common stock, are permitted. The Shareholders' Agreement provides for tag-along and drag-along rights under some circumstances. "Tag-along rights" allow the holder of stock to include his, her or its stock in a sale of common stock initiated by another party to the Shareholders' Agreement. "Drag-along rights" permit a selling party to the Shareholders' Agreement to force the other parties to the Shareholders' Agreement to sell a proportion of the other holder's shares in a sale arranged by the selling shareholder.

      Under the terms of the Shareholders' Agreement, of the nine members of Universal American's board of directors, certain shareholders are permitted to nominate directors as follows: Capital Z: four, Richard Barasch: two and Universal American: two. Capital Z and Richard Barasch are each required to vote for the director(s) nominated by the other. The right of Richard Barasch to nominate directors is conditioned upon his continued employment with Universal American. In addition, the right to nominate directors is not transferable, except that Capital Z may transfer its right to a third-party buyer who acquires 10% or more of the outstanding common stock of Universal American from Capital Z.

      THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ALL NOMINEES FOR ELECTION AS DIRECTORS.

BOARD MEETINGS AND COMMITTEES

      The Board met nine times during 2003. In 2003, each of our directors attended at least 75% of the meetings of the Board and the committees on which he or she served. In addition, our policy is to encourage the members of the Board to attend our Annual Meeting. The 2003 annual meeting was attended by of eight of our Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

      The Board has an Audit Committee, a Nominating and Governance Committee, a Transaction Committee, a Compensation Committee, an Investment Committee and an Executive Committee. Unless otherwise indicated, committee membership for each of our Directors is identified in the table of Director Nominees in Proposal 3 - Election of Directors.

      Audit Committee

      The Audit Committee is composed of Linda H. Lamel, Patrick J. McLaughlin and Robert F. Wright. Each member of the Audit Committee is an independent Director as determined by our Board, based on independence requirements under Securities and Exchange Commission rules and regulations and the listing requirements of NASDAQ In addition, the Board has determined that Robert F. Wright is an "audit committee financial expert," as defined by Securities and Exchange Commission rules and regulations.

      The primary function of the Audit Committee is to assist the Board in monitoring (i) the integrity of the financial statements of the Company, (ii) the independent auditor's qualifications and independence, (iii) the performance of the Company's internal audit function and independent auditors, and (iv) compliance by the Company with legal and regulatory requirements. The Committee operates pursuant to a charter, approved by the Audit Committee and the Board, which sets out the responsibilities, authority and specific duties of the Audit Committee. The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the committee to the Company's independent auditors, the internal audit department, and management of the Company. The Audit Committee charter is attached to this Proxy Statement as Attachment A. The Audit Committee met seven times during 2003.

      Compensation Committee

      Our Compensation Committee has the oversight responsibility with respect to executive compensation and works with management to develop clear relationships between pay levels, financial performance and returns to shareholders, in order to align the Company's compensation structure with its organizational objectives. Further detail regarding the functions of the Compensation Committee is provided below, under the heading "Report of the Compensation Committee on Executive Compensation." The members of the Compensation Committee are Bradley E. Cooper, Mark M. Harmeling and Linda H. Lamel. The Board has determined that all of the members of the Compensation Committee are independent Directors, as that term is defined by the NASDAQ listing standards. The Compensation Committee met twice during 2003.

      Executive Committee

      Our Executive Committee has the authority to act between Board meetings on behalf of the Board, on all matters allowed by law. The members of the Executive Committee are Richard A. Barasch, Bradley E. Cooper, Bertram Harnett and Robert
A. Spass. The Executive Committee did not meet in 2003.

      Investment Committee

      Our Investment Committee reviews the Company's investment policy and guidelines and portfolio performance. The members of the Investment Committee are Bradley E. Cooper, Bertram Harnett and Patrick J. McLaughlin. The Investment Committee met twelve times during 2003.

      Nominating and Governance Committee

      The Nominating and Governance Committee is composed of Robert F. Wright, Mark M. Harmeling and Robert A. Spass, each of whom is independent as that term is defined by the NASDAQ listing standards. The purpose of the Nominating and Governance Committee is to make recommendations to the Board in order to assist the Board with its responsibilities, including:

      (i)   the identification of individuals qualified to become Board members,

      (ii) the selection of the director nominees for the next annual meeting of shareholders,

      (iii) the selection of director candidates to fill any vacancies on the Board,

      (iv) the development and recommendation to the Board of a set of corporate governance guidelines and principles applicable to the Company (the "Corporate Code of Ethics"),

      (v) leading the Board in its annual review of the Board's performance and to oversee the annual review of the Chief Executive Officer's performance, and

      (vi) the recommendation to the Board of director nominees for each committee.

      In so doing, the Committee will endeavor to maintain free and open means of communication between the members of the Committee, other members of the Board, and management of the Company.

      The Nominating and Governance Committee considers potential nominees for Board membership suggested by its members and other Board members, as well as by members of management and shareholders, when properly submitted in accordance with our bylaws. In addition, the Company may, at the request of the Nominating and Governance Committee, retain outside search firms to identify prospective Board nominees.

      The Nominating and Governance Committee will review a summary of the nominee's qualifications, including materials provided by outside search firms or other parties. The Nominating and Governance Committee evaluates prospective nominees against the standards and qualifications set out in the Nominating and Governance Committee Charter, including:

      o experience in corporate governance, such as an officer or former officer of a publicly held company;

      o     experience in the Company's industry;

      o     experience as a board member of another publicly held company; and

      o     academic expertise in an area of the Company's operations.

      The Nominating and Governance Committee also considers other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, senior leadership experience and the need for financial and accounting expertise. In additions, each member of the Board must have sufficient time available to carry out the significant responsibilities relating to serving on the Board. The Nominating and Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Governance Committee.

      The Nominating and Governance Committee will consider director candidates recommended by any shareholder entitled to vote in the election of directors, provided, however, that a shareholder may nominate a person for election as a director at a meeting only if written notice of such shareholder's intent to make such nomination has been provided to our Secretary as described above under "Shareholder Proposals for 2005 Annual Meeting" in this Proxy Statement. The Nominating and Governance Committee will review and evaluate such shareholder nominations in the same manner as it evaluates all other nominees.

      The Charter for the Nominating and Governance Committee was approved by the Board on April 1, 2004 and is available on the Company's website at www.uafc.com and to any stockholder who otherwise requests a copy in writing to the Secretary of the Company at the address set forth in the Notice appearing before this Proxy Statement. The Nominating and Governance Committee met twice during 2003.

      Transaction Committee

      Our Transaction Committee reviews and makes recommendations to the Board on certain capital and acquisition transactions entertained by us. The Transaction Committee met once during 2003.

      The information contained in this proxy statement with respect to the Audit Committee charter, the Nominating and Governance Committee charter and the independence of the non-management members of the Board shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall the information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference in a filing.

DIRECTOR INDEPENDENCE

      In December 2003, the Board undertook a review of the independence of the Directors of the Company in accordance with NASDAQ listing standards. During this review, the Board considered transactions and relationships between each director and any member of his or her immediate family and the Company, its subsidiaries and affiliates. The Board also examined transactions and relationships between directors or their affiliates and members of the Company's senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

      As a result of this review, the Board affirmatively determined that seven of the nine Directors are independent, as that term is defined by NASDAQ listing standards. The non-independent Directors are Richard Barasch, chief executive officer of the Company, and Bertram Harnett, a shareholder in Harnett, Lesnick & Ripps, P.A. of Boca Raton, Florida, which was paid $490,258 in 2003 for legal services rendered to the Company.

DIRECTOR COMPENSATION

      Directors who are not our employees, except for Mr. Harnett, receive a fee of $1,000 for each meeting of the Board or committee meeting attended, unless the committee meeting is held immediately prior to or after a Board meeting. In addition, Directors who are not our employees, except for Mr. Harnett, receive a retainer of $5,000 per year, payable quarterly. The Chairman of our Audit Committee and the Chairman of our Investment Committee each receive an additional fee of $15,000. In addition, our Directors are reimbursed for their travel and related expenses in connection with serving as Board members. In 2003, each of our Directors was eligible to be granted options under our 1998 ICP, and on June 3, 2003, each eligible Director was granted options to purchase 4,500 shares of common stock at an exercise price of $6.23, for a total of 36,000 options granted.

REVISION TO DIRECTOR COMPENSATION

      Based on an independent study, the Compensation Committee recommended and the Board approved changes to Director compensation, effective April 1, 2004. The annual retainer for all directors who are not our employees was increased to $10,000. Board and committee meeting fees are $1,000 for in person meetings and $500 for telephonic meetings. The fees for the Chairs of the Audit and Investment Committees were both increased to $20,000 per year. The Chairs of the Compensation and the Nominating and Governance Committees will each begin to receive fees of $10,000 per year. Eligible Directors will continue to be granted options at each Annual Meeting to purchase 4,500 shares of common stock with a market exercise price.

SHAREHOLDER COMMUNICATION WITH THE BOARD

      Shareholders may communicate with the Board, any of its constituent committees or any member thereof by means of a letter addressed to the Board, its constituent committees or individual directors and sent care of Chairman of the Nominating and Governance Committee at Universal American Financial Corp., Six International Drive, Rye Brook, New York, 10573. All shareholder communications received by the Chairman of the Nominating and Governance Committee will be forwarded to the addressees of such communications accordingly.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee oversees the financial reporting process on behalf of the Board. The Audit Committee reviewed and discussed the audited financial statements, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant adjustments and the clarity of disclosures in the financial statements with management, which has the primary responsibility for the financial statements.

      Ernst & Young LLP, our independent auditor, is responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles.

      The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement of Auditing Standards No. 61 (Communications with Audit Committees), as amended, regarding the auditor's judgments about the quality of our accounting principles as applied in its financial reporting.

      The Audit Committee received from Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, and has discussed with Ernst & Young LLP their independence, and considered the compatibility of non-audit services with the auditors' independence.

      The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for the respective audit. The Audit Committee met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held seven meetings during fiscal year 2003.

      Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the U.S. Securities and Exchange Commission, and selected Ernst & Young LLP as the independent auditor for 2004.

Submitted by:
The Audit Committee of Universal American Financial Corp.
Robert F. Wright, Chairman
Linda H. Lamel
Patrick J. McLaughlin

      The information contained in the foregoing report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall the information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates it by reference in a filing.

FEES TO INDEPENDENT AUDITORS

      The Audit Committee selected Ernst & Young LLP as our independent auditors for 2004. Ernst & Young LLP are currently our independent auditors and served as our independent auditors for 2002 and 2003. The following table presents fees for services rendered by Ernst & Young LLP for each of the years ended December 31, 2003 and 2002. All such services were approved by the Audit Committee in advance.

                              2003           2002
                           ----------     ----------
Audit fees                 $1,120,000     $  948,600
Audit related fees (1)        208,500         10,000
Tax fees (2)                  144,220         79,645
All other fees (3)             59,700         15,824
                           ----------     ----------
Total fees                 $1,532,420     $1,054,069
                           ==========     ==========

(1) Principally consisted of purchase GAAP accounting, SEC filing, 401(k) audit and Sarbanes-Oxley reviews in 2003 and reserve control testing in 2002.

(2) Principally consisted of tax consultation and compliance assistance services in both 2003 and 2002.

(3) Principally consisted of fees for review of audit workpapers by third parties and actuarial services in 2003 and actuarial services in 2002.

      The Audit Committee considered whether the provisions of the services covered under "All other fees" above is compatible with maintaining the independence of Ernst & Young LLP and concluded that the non-audit services provided by Ernst & Young LLP was compatible with maintaining Ernst & Young LLP's independence.

      We have been advised by Ernst & Young LLP that substantially all of the work done in conjunction with the audit of our financial statements for the year ended December 31, 2003, was performed by permanent full time employees and partners of Ernst & Young LLP.

      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

PRE-APPROVAL POLICY

      The Audit Committee is responsible for pre-approving all audit and permissible non-audit services provided by the independent auditor. For audit services, each year the independent auditor provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year and the cost for performing such services, which must be formally approved by the Audit Committee before the audit commences.

      The Audit Committee's policies require specific pre-approval of all other permitted services. As provided by the Audit Committee's policies, the Audit Committee has delegated to its chairman the authority to address any requests for pre-approval of services between Audit Committee meetings, up to a maximum of $25,000 per service engagement. The chairman must present any pre-approval decisions to the full Audit Committee at its next scheduled meeting.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The Compensation Committee reviews and recommends to the Board the compensation of the Company's executive officers (including the executive officers named in the Executive Compensation section below). The Compensation Committee is made up of three independent, non-employee members of the board. The objective of the Company's compensation program is to provide a total compensation package that will enable the Company to:

-     attract, motivate and retain outstanding individuals;

- align the financial interests of those individuals with the interests of the Company's shareholders;

- reward those individuals for increasing levels of profit and shareholder value; and

- encourage management's stake in the long-term performance and success of the Company.

      In order to achieve these goals, the Compensation Committee establishes a competitive and appropriate total compensation package for each executive officer, consisting primarily of four components - base salary, annual bonus, stock options and restricted stock awards. The Compensation Committee conducts an annual review of compensation relative to other life insurance companies and companies of similar size in the financial industry.

BASE SALARIES

      The Compensation Committee establishes base salaries each year at a level intended to be within the competitive market range of comparable companies. Other factors considered in determining base salary include the responsibilities of the executive officer, experience, length of service and individual performance. During fiscal year 2002, base salaries of our Chief Executive Officer and four other most highly compensated executive officers (the "Named Executive Officers") increased an average of 7.7% over 2002. The Compensation Committee believes that the base salaries of the current executive officers are within the competitive market range of comparable companies.

CASH BONUSES AND RESTRICTED STOCK BONUSES

      The Compensation Committee makes recommendations to the Board for awards of cash bonuses to the executive officers. The amount of cash bonuses and restricted stock is primarily based upon the achievement of a certain level of operating profits, but also includes criteria such as revenue production for marketing executives and expenses relative to pre-determined budgets for administrative executives. The fiscal year 2003 cash bonus to our Named Executive Officers was, in the aggregate, 112.4% of their annualized base salary at the date of the award. Restricted stock is stock in the Company which the executive officer must hold for a period of time before it can be sold. The financial benefit of an award of restricted stock may not be realized by the executive officer until the restrictions can be lifted from the stock. The total restricted stock awarded to the executive officer group during fiscal year 2003 amounted to 69,240 shares, or 0.1% of the average outstanding shares of the Company during 2003.

STOCK OPTIONS

      An important component of the Company's executive compensation program is the award of stock options. The Compensation Committee believes that stock options motivate the executive officers to remain focused on the overall long-term performance of the Company. Generally the award of a stock option creates no financial benefit to the executive unless there is appreciation in the price of the Company's stock after the award date. There were no stock options awarded to the Named Executive Officers during 2003.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

      Mr. Barasch's compensation is governed by his employment agreement, dated July 30, 1999, which provides the Compensation Committee discretion in determining his base compensation and target bonuses. Mr. Barasch's base salary for the twelve months from April 1, 2003 to March 31, 2004 was $721,000, an increase of 3% over his base salary in the prior twelve months. In addition, Mr. Barasch was awarded a cash bonus of $1,185,000, or 164% of his base salary, based on the achievement of certain operating goals that had been set in the previous year. Additionally, Mr. Barasch was awarded 14,837 shares of our common stock, which vest over four years. For the twelve months beginning April 1, 2004, Mr. Barasch's salary was increased by 3% to $742,630 and his target bonus was set at 150% of his base salary.

POLICY ON TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") provides that executive compensation in excess of $1.0 million paid to certain of its executive officers in any calendar year must be performance-based to be deductible for purposes of corporate income tax. The Compensation Committee will continue to rely on performance-based compensation programs for our executive officers. These programs will be designed to meet, in the best possible manner, future corporate business objectives. However, the Compensation Committee may award compensation that is not fully deductible if it determines that such an award is consistent with its philosophy and in the best interests of the Company and its shareholders.

The Compensation Committee
Mark M. Harmeling, Chairman
Bradley E. Cooper
Linda H. Lamel

      The disclosure contained in the above section of this proxy statement is not incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporate filings or portions thereof, (including this proxy statement or the "Executive Compensation" section of this proxy statement) without specific reference to the incorporation of this section of this proxy statement.

EXECUTIVE COMPENSATION

      The following table shows the total compensation paid pursuant to employment agreements by the Company and its subsidiaries to our Chief Executive Officer and our four most highly compensated executive officers (the "Named Executive Officers") for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 2003, 2002 and 2001:

                           SUMMARY COMPENSATION TABLE

                                                        ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                               ----------------------------------     ----------------------------------------------
                                                                                      RESTRICTED        STOCK         ALL OTHER
NAME, AGE AND PRINCIPAL POSITION               YEAR       SALARY         BONUS        STOCK $ (1)      OPTIONS      COMPENSATION (2)
--------------------------------               ----       ------         -----        -----------      -------      ----------------
Richard A. Barasch (50)                        2003     $  715,750     $1,185,000     $  150,000             --     $    4,000
Chairman & Chief Executive Officer             2002        653,440        735,000        375,000         13,417          4,000
                                               2001        509,070        718,200        307,800         25,000          3,400

Gary W. Bryant (54)                            2003     $  333,250     $  278,000     $  150,000             --     $    4,000
Executive Vice President & Chief Operating     2002        304,000        154,700        126,300         25,000          4,000
Officer                                        2001        283,250        135,100         57,900         45,000          3,400

Robert A. Waegelein (43)                       2003     $  265,000     $  221,000     $  150,000             --     $    4,000
Executive Vice President & Chief Financial     2002        241,580        129,500        115,500         25,000          4,000
Officer                                        2001        214,240        110,600         47,400         45,000          3,400

Jason J. Israel (51)(3)                        2003     $  264,328     $  217,000     $  150,000             --     $    4,000
President of CHCS, Inc.                        2002        125,000         45,500         39,500         67,500          4,000
                                               2001             --             --             --             --          3,400

William E. Wehner (60)                         2003     $  220,250     $  121,000     $  100,000             --     $    4,000
President of Pennsylvania Life Insurance       2002        211,300         75,250         72,250         15,000          4,000
Company                                        2001        198,275         70,070         30,030         30,000          3,400


-------------------

(1) The Named Executive Officers were awarded restricted shares of our stock on various dates. These shares are shown at the fair market value of our common stock on the date of the award.

(2) The amounts in this column represent the value of our common stock contributed by us under the 401(k) plan to match contributions to the plan on behalf of the Named Executive Officer.

(3)   Mr. Israel joined the Company in July 2002.

OPTION GRANTS IN LAST FISCAL YEAR

      There were no options to purchase common stock granted to the Named Executive Officers during 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

      The following table sets forth information about options to purchase common stock exercised by the Named Executive Officers and the number and value of options each of those officers held on December 31, 2003:

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                           SHARES                          UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS AT
                         ACQUIRED ON      VALUE       OPTIONS AT FISCAL YEAR-END (#)     FISCAL YEAR-END ($) (1)
                                                      ------------------------------   ----------------------------
       NAME             EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
       ----             ------------   ------------   -----------   -------------      -----------    -------------
Richard A. Barasch              --             --        738,183        248,234        $5,042,559     $1,587,476
Gary W. Bryant                  --             --        447,500        157,500        $3,013,515     $  917,250
Robert A. Waegelein             --             --        367,500        142,500        $2,446,875     $  818,350
Jason J. Israel                                           31,500         36,000        $   97,695     $  117,180
William E. Wehner               --             --        328,000        112,000        $2,214,540     $  658,935


----------

(1) Calculated using the closing bid price on December 31, 2003 of $9.90 per share and exercise prices ranging between $2.00 and $6.45 for exercisable options and ranging between $3.15 and $6.45 for unexercisable options.

EMPLOYMENT AGREEMENTS

      The Company has entered into employment agreements with each of the Named Executive Officers. The following chart summarizes certain terms of these employment agreements:

   NAMED EXECUTIVE                                                     CURRENT           INITIAL         EXPIRATION
       OFFICER                            TITLE                        SALARY         EMPLOYMENT TERM       DATE
       -------                            -----                        ------         ---------------       ----
 Richard A. Barasch   Chairman of the Board and Chief Executive       $ 742,630        Three years       July 30, 2005
                      Officer of the Company

   Gary W. Bryant     Executive Vice President and Chief Operating    $ 370,000         Two years        July 30, 2005
                      Officer of the Company

Robert A. Waegelein   Executive Vice President and Chief Financial    $ 320,000         Two years        July 30, 2005
                      Officer of the Company

  Jason J. Israel     President of CHCS, Inc.                         $ 290,000          One year        June 17, 2005

 William E. Wehner    President of Pennsylvania Life Insurance        $ 228,660         Two years        July 30, 2005
                      Company



      Each employment agreement provides for automatic one-year extensions of the term of the employment agreement unless the Company or the Named Executive Officer party to such employment agreement provides the other party six months' prior written notice before the expiration of any employment term. Each employment agreement provides that the Named Executive Officer party to such agreement will be paid an annual salary as determined by such agreement in regular installments in accordance with the Company's usual payment practice. Annual increases shall be determined at the discretion of the Board. In addition, the Named Executive Officers will also receive an annual bonus based on the achievement of goals established by the Board.

      Additionally, the Named Executive Officers are eligible to receive an additional compensation in the form of restricted stock and grants of stock options in accordance with the 1998 ICP.

      The Named Executive Officers are entitled to benefits under the Company's employee benefit plans on the same basis as those benefits are made available to other senior executives of the Company. All reasonable business expenses will be reimbursed to the executives in accordance with Company policies. In addition, each Named Executive Officer's employment agreement outlines his and the Company's obligations under various termination events. Each employment agreement also contains a non-compete clause covering the period of employment and the twelve months following termination of employment.

      The employment agreements also provide severance in the event of termination of the Named Executive Officer by the Company without cause or if the Named Executive Officer resigns for good reason as each such term is defined in the employment agreements. Mr. Barasch's employment agreement provides that he is entitled to, among other things, a lump sum payment equal to 2 times his base salary plus the lesser of (i) his bonus for the fiscal year prior to termination or (ii) his base salary. The employment agreements for Messrs. Bryant, Israel, Waegelein and Wehner provide that they are entitled to, among other things, a lump sum payment equal to the individual Named Executive Officer's base salary.

      In addition, Mr. Barasch's employment agreement provides that if is terminated without cause or he resigns for "good reason" within 12 months after a "change of control", as each such term is defined in his employment agreement, then Mr. Barasch is entitled to receive, among other things, a lump sum payment equal to two times his base salary (in addition to his severance noted above), continued coverage under the Company welfare benefit plans available to senior executives for an additional 12-month period, and the value of full vesting of Mr. Barasch's account balance under the Company's 401(k) plan. Each employment agreement for Messrs. Bryant, Israel, Waegelein and Wehner provides that if such Named Executive

Officer is terminated without cause or resigns for "good reason" within 12 months after a "change of control", as each such term is defined in such Named Executive Officer's employment agreement, then such Named Executive Officer is entitled to receive, among other things, a lump sum payment equal to one-half his base salary (in addition to their severance noted above), continued coverage under the Company welfare benefit plans available to senior executives for an additional 6-month period, and the value of full vesting of such Named Executive Officer's account balance under the Company's 401(k) plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INDEBTEDNESS OF MANAGEMENT

      The table below sets forth information regarding loans extended by us to our Directors and executive officers. All indebtedness described below was incurred prior to July 30, 2002, the date the United States Sarbanes-Oxley Act of 2002 came into effect. In compliance with that legislation, no new personal loans to directors or executive officers were made or arranged, and no existing personal loans were renewed or modified, after July 30, 2002.




                                                                                                                        AMOUNT
                                                                                                                     OUTSTANDING
                               NATURE OF                                        NATURE OF THE                      AS OF THE LATEST
                        RELATIONSHIP BY REASON         LARGEST AMOUNT OF        TRANSACTION IN                       PRACTICABLE
                        OF WHICH SUCH PERSON'S           INDEBTEDNESS       WHICH THE INDEBTEDNESS                       DATE
                    INDEBTEDNESS IS REQUIRED TO BE  OUTSTANDING AT ANYTIME         WAS INCURRED       RATE OF      (APRIL 5, 2003)
        NAME                   DESCRIBED              DURING SUCH PERIOD              (A)            INTEREST (B)         (C)
        ----                   ---------              ------------------              ---            ------------         ---

Richard A. Barasch   Director, Executive Officer            $  78,750       Loan to purchase stock     4.2%               $ 0
                                                                            of the Company

Gary A. Bryant            Executive Officer                 $  87,500       Loan to purchase stock     4.2%               $ 0
                                                                            of the Company

William E. Wehner         Executive Officer                 $ 126,000       Loan to purchase stock     4.2%               $ 0
                                                                            of the Company


(a) On December 31, 1998, the Company executed a Share Purchase Agreement ("UA Purchase Agreement") with Capital Z Financial Services Fund II, L.P. ("Capital Z"), which was amended on July 2, 1999.

      Pursuant to the UA Purchase Agreement, certain members of management and insurance agents of Universal American and of the companies acquired on July 30, 1999 and holders of Series C Preferred Stock preemptive rights purchased 3.8 million shares of common stock for $11.8 million (at a purchase price of $3.15 per share). We provided loans to certain members of management to purchase the shares of common stock.

(b) The interest rate charged is variable, based on the prime rate for commercial loans.

(c) In accordance with the terms of each of the loan agreements, these loans were repaid in cash on their due date of July 31, 2003.

      RELATED PARTY TRANSACTIONS

      Bertram Harnett, a director of the Company, is a shareholder in Harnett, Lesnick & Ripps, P.A. of Boca Raton, Florida, which was paid $490,258 in 2003 for legal services rendered to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as of April 5, 2004 with respect to the beneficial ownership of common stock by (i) each person known by us to own beneficially more than 5% of our outstanding common stock ("5% Holder"), (ii) each person who is a Director of the Company or a nominee for election as such Director, (iii) each of the Named Executive Officers and
(iv) all of our executive officers and directors as a group. Unless otherwise indicated, each such beneficial owner holds the sole voting and investment power with respect to shares of our common stock outstanding. The common stock is the only class of voting securities outstanding.

                                                            AMOUNT AND NATURE OF
                                                            BENEFICIAL OWNERSHIP
                                                            --------------------
    NAME AND ADDRESS                                                             ACQUIRABLE
           OF                                         CURRENTLY                    WITHIN      PERCENT OF
    BENEFICIAL OWNER                   STATUS         OWNED (A)                  60 DAYS (B)    CLASS (C)
    ----------------                   ------         ---------                  -----------    ---------
Capital Z Financial Services          5% Holder      25,086,972     (e,g,h)         54,000         46.3%
 Fund II, L.P.
54 Thompson Street
New York, New York 10012

Capital Z Financial Services          5% Holder         133,264                         --          *
 Private Fund II, L.P.
54 Thompson Street
New York, New York 10012

Wellington Management Co. L.L.P.      5% Holder       2,921,500                         --          5.4%
75 State Street
Boston, Massachusetts 02109

Richard A. Barasch                    5% Holder,      2,556,062     (d)            753,367          6.0%
6 International Drive                 Director,
Rye Brook, New York 10573             Officer

Gary W. Bryant                        Officer           329,556                    475,000          1.5%
600 Courtland Street
Orlando, Florida 32804

Bradley E. Cooper                     Director           34,216     (e)                 --         *
54 Thompson Street
New York, New York 10012

Mark M. Harmeling                     Director           31,808                     29,500         *
108 Chestnut Street
North Reading, Massachusetts 01864

Bertram Harnett                       Director              951     (f)             26,500         *
150 East Palmetto Park Road
Boca Raton, Florida 33432

Jason J. Israel                       Officer             8,629                     33,000         *
3050 Universal Boulevard
Weston, Florida 33331

Linda H. Lamel                        Director               --                      1,500         *
150 East 61st Street
New York, New York 10021

Eric W. Leathers                      Director            1,455     (g)                 --         *
54 Thompson Street
New York, NY 10012

Patrick J. McLaughlin                 Director           39,500                     27,500         *
100 Chetwynd Drive
Rosemont, Pennsylvania 19010


                                                            AMOUNT AND NATURE OF
                                                            BENEFICIAL OWNERSHIP
                                                            --------------------
    NAME AND ADDRESS                                                             ACQUIRABLE
           OF                                         CURRENTLY                    WITHIN      PERCENT OF
    BENEFICIAL OWNER                   STATUS         OWNED (A)                  60 DAYS (B)    CLASS (C)
    ----------------                   ------         ---------                  -----------    ---------

Robert A. Spass                       Director           68,433     (h)                 --         *
54 Thompson Street
New York, New York 10012

Robert A. Waegelein                   Officer           239,012                    395,000          1.2%
6 International Drive
Rye Brook, New York 10573

William E. Wehner                     Officer           382,840                    346,000          1.3%
600 Courtland Street
Orlando, Florida 32804

Robert F. Wright                      Director          300,776                     25,500         *
57 West 57th Street
New York, New York 10019

Directors and Officers as a Group
  (13 persons)                                        3,993,238                  2,112,867         10.8%


----------

*     Percent of class is less than 1%

(a) The Securities and Exchange Commission has defined "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to any such security.

(b) Options to purchase shares that are presently or will become exercisable within 60 days.

(c) The percentages are based on the 54,207,096 shares of common stock outstanding (after deducting an aggregate of 212,000 shares held in treasury) as of April 5, 2004 plus common stock issuable with respect to options held by the person whose percentage of ownership is being calculated which are presently or will become exercisable within 60 days.

(d) Includes the following shares of which Mr. Barasch disclaims beneficial ownership: 1,024,728 shares of common stock which are held directly by, or in trust for, members of his immediate family; and 409,561 shares of common stock which are held in an irrevocable trust for the benefit of the family of Bertram Harnett (the "Barasch Universal Trust") of which Richard Barasch is trustee.

(e) Mr. Cooper, who is a director of the Company, is a shareholder of Capital Z Partners, Ltd., the ultimate general partner of Capital Z. In addition, Mr. Cooper owns 5.7% of the voting capital stock of Capital Z Partners, Ltd. No person or entity owns 10% or more of the voting capital stock of Capital Z Partners, Ltd. Mr. Cooper disclaims beneficial ownership of all shares of the Company's common stock that are beneficially owned by Capital Z.


(f) Does not include shares held by the Barasch Universal Trust, of which Mr. Harnett disclaims beneficial ownership.

(g) Mr. Leathers is a principal of Capital Z Partners, L.P. (the immediate general partner of Capital Z) and disclaims beneficial ownership of all shares of common stock beneficially owned by Capital Z.

(h) Mr. Spass, who is a director of the Company, is a shareholder of Capital Z Partners, Ltd., the ultimate general partner of Capital Z. In addition, Mr. Spass owns 5.7% of the voting capital stock of Capital Z Partners, Ltd. No person or entity owns 10% or more of the voting capital stock of Capital Z Partners, Ltd. Mr. Spass disclaims beneficial ownership of all shares of the Company's common stock that are beneficially owned by Capital Z.

(i) Based on information filed with the Securities and Exchange Commission by the beneficial owner on Schedule 13F.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission and NASDAQ reports of ownership and changes of ownership of our common stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file.

      To our knowledge, based solely on review of the copies of such reports furnished to Universal American or written representations that no other reports were required, we believe that during the 2003 fiscal year all filing requirements applicable to our officers, directors and greater than ten percent shareholders were filed timely.

UNIVERSAL AMERICAN COMMON STOCK PRICE PERFORMANCE GRAPH

      The Performance Graph compares the Company's cumulative total shareholder return on its common stock for the five year period between December 31, 1998 to December 31, 2003, with the cumulative total returns of The NASDAQ Stock Market ("NSM") and the NASDAQ Insurance Stocks ("NIS"). The comparison for each period assumes that $100 was invested on December 31, 1998 in each of the Company's common stock, the stocks included in The NASDAQ Stock Market Total Return Index and the stocks included in the NASDAQ Insurance Stocks Total Return Index.

                                    (GRAPH)

                                         1998      1999      2000      2001      2002      2003
                                        ------    ------    ------    ------    ------    ------
Universal American Financial Corp.      100.00    176.19    150.02    258.67    221.68    377.14
Nasdaq Stock Market                     100.00    185.43    111.83     88.76     61.37     91.75
Nasdaq Insurance Stocks                 100.00     77.56     97.40    104.39    105.21    130.03

      The disclosure contained in the above section of the proxy statement is not incorporated by reference into any of our prior filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, that incorporated future filings or portions thereof, including this proxy statement or the "Executive Compensation" section of this proxy statement.

OTHER MATTERS

      As of the date of this Proxy Statement, the Board has no knowledge of any business that will be presented for consideration at the Annual Meeting other than that described above. If any proposal not set forth in the Proxy Statement would be presented for action at the meeting, it is intended that the shares represented by proxies will vote with respect to such matters in accordance with the judgment of the persons voting them.

      A copy of the Annual Report has been mailed to every shareholder as of the Record Date. The Annual Report is not to be considered proxy-soliciting material. If you do not receive the Annual Report, you may request a copy by writing to: Director, Shareholder Relations, Six International Drive, Rye Brook, New York, 10573-1068 or by calling (914) 934-5200.

                                          By order of the Board of Directors

                                          /s/  Joan M. Ferrarone

                                          JOAN M. FERRARONE
                                          Secretary

Dated:      May 10, 2004
            Rye Brook, New York

                                                                    ATTACHMENT I

                       UNIVERSAL AMERICAN FINANCIAL CORP.
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

ORGANIZATION

      This charter governs the operations of the Audit Committee of Universal American Financial Corp. (the "Company"). The committee shall review and reassess the adequacy of the charter at least annually and recommend any changes to the Board of Directors (the "Board"). Changes to be considered include those that are necessary as a result of new laws and regulations.

      The committee shall be appointed by the Board and shall be comprised of at least three (3) directors who are in good standing, independent and financially literate. No member may have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. The Board shall designate one member to serve as Chairman and shall have power and authority to fill any vacancy in the committee.

      Members of the committee must meet the independence requirements under Securities and Exchange Commission rules and regulations and the listing requirements of NASDAQ. To be "independent", a member of the committee must not be an officer or employee of the company or any of its subsidiaries or have any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Board has the affirmative responsibility to determine that a director does not have any relationship that disqualifies him or her from being independent. Specifically, to be "independent", committee members must
NOT:

a. have been employed by the Company or any of its affiliates for the current year or any of the past three years;

b. have accepted or have a family member who has accepted any payments from the Company or any of its affiliates during the current or any of the past three fiscal year, other than compensation for service on the Board, benefits under a tax-qualified retirement, or non-discretionary compensation;

c. be, or have a Family Member who is, a current partner of the Company's outside auditor or was a partner or employee of the Company's outside auditor who worked on the Company's audit during any of the past three years;

d. be a Family Member of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer;

e. be, or have a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received payments for the property or services in the current or any of the past three fiscal years (other than those arising solely from investments in the Company's securities or payments under a non-discretionary charitable contribution matching program) that exceed five percent of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more; or

f. be, or have a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the Company's executive officers served on that entity's compensation committee.

      "Family Member" shall mean a person's spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person's home.

      To be financially literate, a member must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement, or become able to do so within a reasonable period of time after appointment to the committee. In addition, at least one member of the committee shall be designated as the financial expert, which means that member will have accounting or related financial management expertise, requisite certification in accounting, or any other comparable experience or background that results in such member's financial sophistication.

STATEMENT OF POLICY

      The Audit Committee will have the responsibility to assist the Board of Directors of the Company in fulfilling its responsibilities to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board.

      In so doing, it is the responsibility of the committee to maintain free and open means of communication among the committee, directors, independent auditors, the internal auditors and financial management of the Company. In discharging its role, the committee is empowered to inquire into any matter it considers appropriate to carry out its responsibilities, with access to all books, records, facilities and personnel of the Company. The committee has the power to retain outside counsel, independent auditors or other advisors to assist it in carrying out its activities, including compensation of the committee's counsel, independent auditors and other advisors. The committee shall have the sole authority to retain, compensate, direct, oversee and terminate counsel, independent auditors, and other advisors hired to assist the committee, who shall be accountable ultimately to the committee.

MEETINGS

      The committee shall meet at least four times a year and each time the Company proposes to issue a press release with its quarterly or annual earnings information (these meetings may be combined with regularly scheduled meetings), or more frequently as circumstances may require. The Audit Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary. The agenda for each meeting shall be prepared by the Chairman of the Audit Committee and, whenever reasonably practical, circulated to each member prior to the date of the meeting. The committee shall keep minutes of its proceedings. The committee shall conduct executive sessions with the outside auditors, chief executive officer ("CEO") ,chief financial officer ("CFO"), chief internal audit executive ("CAE"), general counsel, outside counsel, director of financial reporting, controller, and anyone else as desired by the committee. Following each meeting of the committee and whenever so requested by the Board, the committee shall report to the Board on the committee's activities, findings and recommendations.

RESPONSIBILITIES

      The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. In carrying out its responsibilities, the committee shall establish and maintain flexible policies and procedures in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to ensure that the Company's corporate accounting and financial reporting are in accordance with all requirements and are of the highest quality.

      The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate or as the Board may request.

                                                                  ATTACHMENT I

GENERAL

- The committee shall discuss with management, the internal auditors and the independent auditors the adequacy and effectiveness of the Company's accounting and financial controls, including the Company's systems to monitor the integrity of the Company's financial reporting process, internal controls regarding finance and accounting compliance.

- The committee shall inquire of management, the CAE, and the independent auditors about significant risks or exposures facing the Company; assess the steps management has taken or proposes to take to minimize and manage such risks to the Company; and periodically review compliance with such steps.

- The committee shall inquire of the CEO and CFO regarding the "quality of earnings" of the company from a subjective as well as an objective standpoint.

- The committee will monitor the independence and performance of the Company's independent auditors.

- The committee will provide a means of communication among the independent auditors, management and the Board.

- The committee will review and reassess the adequacy of the Audit Committee Charter at least annually, submit the charter to the Board for approval and have the document published at least every three years in accordance with SEC regulations.

- The committee shall review with management and the independent auditor the effect of any regulatory and accounting initiatives, as well as off-balance-sheet structures, if any.

- The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

- The committee shall review and approve all related party transactions involving directors or executive officers and review potential conflict of interest situations where appropriate.

- The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review with the prior consent of the other members.

INDEPENDENT AUDITORS

- The committee shall have a clear understanding with management, the Board and the independent auditors that the independent auditors are ultimately accountable to the board and the Audit Committee, as representatives of the Company's shareholders.

- The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors.

- Annually, the committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

- The committee needs to ascertain that the lead (or concurring) audit partner from any public accounting firms performing audit services, serves in that capacity for no more than five fiscal years of the Company. In addition, ascertain that any partner other than the lead or concurring partner serves no more than seven years at the partner level on the Company's audit.

- Annually, the committee shall review and recommend to the Board the appointment of the Company's independent auditors, including the establishment of the audit fees and pre-approval of any non-audit services provided by the independent auditors, including tax services, before the services are rendered.

                                                                    ATTACHMENT I


- The committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation.

- The committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

- The committee shall review with the independent auditors all critical accounting policies and practices used by the company and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the company, the ramifications of each alternative, and the treatment preferred by the Company.

- The committee shall review all material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

- The committee shall review with management and the independent auditors the Company's annual financial statements and related footnotes, the independent auditors' audit of the financial statements and their report thereon, the independent auditors' judgments about the quality, not just the acceptability, of the Company's accounting principles as applied in its financial reporting, any significant changes required in the independent auditors' audit plan, any serious difficulties or disputes with management encountered during the audit, and matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, Communication With Audit Committees (AICPA, Professional Standards, vol. 1, AU sec.
      380), as amended, related to the conduct of the audit.

INTERNAL AUDIT DEPARTMENT

- The committee shall review the organizational structure and qualifications of the internal audit department ("IAD"), including reviewing the annual scope and plan of the IAD, the appointment and annual reviews of the senior IAD officer and summaries of findings prepared by the IAD together with management's responses.

- The committee shall review with the independent auditor, the controller of the Company, and the CAE, the audit scope and plan of the internal auditors and the independent auditors. Address the coordination of audit efforts to assure the completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

- The committee shall review with management and the CAE, the significant findings on internal audits during the year and management's responses thereto, any difficulties the internal audit team encountered in the course of their audits, including any restrictions on the scope of their work or access to required information, any changes required in the scope of their internal audit, the internal auditing department budget and staffing, the IAD charter, the internal audit's compliance with the Institute of Internal Auditors' (IIA's) Standards for the Professional Practice of Internal Auditing (Standards).

LEGAL COMPLIANCE

- On at least an annual basis, the committee will review with the Company's counsel any legal matters that could have a significant impact on the Company financial statements, the Company's compliance with laws and regulations and inquiries received from regulators or governmental agencies.

- The committee shall periodically review the Company's code of conduct to ensure that it is adequate and up-to-date.

- The committee shall review with the CAE and the Company's general counsel the results of their review of the monitoring of compliance with the company's code of conduct.

- The committee shall review the procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters that may be submitted by any party internal or external to the Company.

- The committee shall review any complaints that might have been received, current status, and resolution if one has been reached.

                                                                    ATTACHMENT I


OTHER AUDIT COMMITTEE RESPONSIBILITIES

- The committee shall consider, with management, the rationale for employing audit firms other than the principal independent auditors.

- The committee shall evaluate the independent auditors and the internal auditors.

- The committee shall review procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

- The committee shall review any submissions that have been received, the current status, and the resolution if one has been reached.


- The committee shall annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

- The committee shall perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the committee or the board of directors deems necessary or appropriate.

- The committee shall review with management the policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent auditors.

- The committee shall maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

-     The committee will review its effectiveness.

                        ANNUAL MEETING OF SHAREHOLDERS OF

                       UNIVERSAL AMERICAN FINANCIAL CORP.

                                  MAY 26, 2004

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

     Please detach along perforated line and mail in the envelope provided.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
      ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

3. Election of Directors: (TO SERVE UNTIL THE NEXT ANNUAL ELECTION OF
DIRECTORS):

                                          NOMINEES:

[ ]       FOR ALL NOMINEES                O     Richard A. Barasch
                                          O     Bradley E. Cooper
[ ]       WITHHOLD AUTHORITY              O     Mark M. Harmeling
          FOR ALL NOMINEES                O     Bertram Harnett
                                          O     Linda H. Lamel
[ ]       FOR ALL EXCEPT                  O     Eric W. Leathers
          (See instructions below)
                                          O     Patrick J. McLaughlin
                                          O     Robert A. Spass
                                          O     Robert F. Wright

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: 0

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.[]

                                                      FOR     AGAINST    ABSTAIN

1.    Proposal to amend our certificate of            [ ]       [ ]        [ ]
      incorporation to increase the authorized shares of common stock.

2.    Proposal to increase the number of shares       [ ]       [ ]        [ ]
      issuable under our Universal American
      Financial Corp. 1998 Incentive Compensation
      Plan.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED FOR ELECTION OF DIRECTORS UNLESS OTHERWISE INDICATED.

Signature of Shareholder_____________________    Date:_____________   Signature of Shareholder___________________  Date:____________


NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in
partnership name by authorized person.                                  [ ]

                       UNIVERSAL AMERICAN FINANCIAL CORP.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 26, 2004

      The undersigned shareholder of Universal American Financial Corp., hereby appoints Richard Barasch and Robert Waegelein, and each of them, the proxies of the undersigned with full power of substitution, to vote, as indicated herein, all the shares of Common Stock of Universal American Financial Corp. standing in the name of the undersigned at the close of business on April 5, 2004, at the Annual Meeting of Shareholders of the Company to be held at The Penn Club, 30 West 44th Street, New York, New York 10036, at 9:30 a.m. on May 26, 2004, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present, as more fully described in the Proxy Statement for the meeting.

      THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS SET FORTH ON THE REVERSE SIDE, UNLESS OTHERWISE INDICATED THERE.


                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)